UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLINK ARTS GLOBAL GROUP, INC.

(Exact Name of the Registrant as Specified in its Charter)

Nevada	41-2077632
(State or Other Jurisdiction of Incorporation or Organization	(IRS Employer Identification No.)

9358 Valley Blvd., Rosemead, CA 91770

(Address of Principal Executive Offices and Zip Code)

(714) 858-3408

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ITEM 1: DESCRIPTION OF BUSINESS

Our Company

Glink Arts Global Group, Inc., a Nevada corporation, (“Glink Arts”, “we”, “us”, “our”, or “Company”) was originally established as Construction Products International, Inc. on September 15, 2004. On September 25, 2004 the company merged with Sports Pouch Beverage Company, Inc., a California Corporation , and changed its name to Sports Pouch Beverage Company on May 03, 2005. On March 19, 2021 the company entered into a Corporate Combination Agreement with Glink Apps International, Inc., a Wyoming corporation. The company has changed its corporate name to Glink Arts Global Group, Inc. in anticipation of the potential consummation of the corporate combination.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Our History

The Company was originally established as Construction Products International, Inc. a Nevada corporation, on September 15, 2004. On September 25, 2004, Construction Products International, Inc. merged with Sports Pouch Beverage Company, Inc., a California corporation. According to the Plan and Articles of Merger of Construction Products International, Inc. (aka Construction Products International Inc.) with Sports Pouch Beverage Company dated September 21, 2004, Construction Products International was erroneously labeled as the merging entity and Sports Pouch Beverage Company, Inc. was erroneously labeled as the surviving entity.

On May 3, 2005, a Certificate of Correction was filed with the Secretary of State of Nevada to correct the inaccuracy or defect of the previously filed Articles of Merger by stating the name of the merging entity as Sports Pouch Beverage Company, Inc., a California corporation, and the name of the surviving entity as Construction Products International, Inc., a Nevada corporation. The Certificate of Correction also amended Article I of the Articles of the Surviving Entity to change the corporate name of the surviving entity to “Sports Pouch Beverage Company, Inc.” (SPBV), a Nevada corporation.

Sports Pouch Beverage Company was devoted to the sales, marketing and development of a new manufacturing technology to produce an innovative beverage container in a user-friendly packaging that would be less costly, require less storage space and eliminate the need for empty cases of plastic or glass bottles waiting to be filled.

Using a new patent pending pull-push spout technology, and flexible film packaging technology, Sports Pouch Beverage Company sought to become one of the leaders in flexible pouch beverage packaging in the United States and then to expand into international markets.

This unique patent manufacturing process was exclusive to Sports Pouch Beverage Company, Inc. with automated beverage filling equipment and spout technology controlled by Sports Pouch Beverage Company, Inc. and the Company was well positioned to provide the marketplace with a product as a manufacturer and also as a co-packer.

However, due the prolonged illness and the subsequent death of the Company’s late President Mr. Gilbert Arvizu on January 28, 2020, the Company decided to seek an acquisition of an operating business.

On March 26, 2021, the Company filed a Certificate of Reinstatement/Revival in Nevada, to resurrect the dormant corporation, using the Sports Pouch Beverage Company, Inc. name.

Earlier, on March 19, 2021 the company had entered into a Corporate Combination Agreement with Glink Apps International, Inc., a Wyoming corporation. According to the Corporate Combination Agreement, on the Closing Date the shareholders of Glink Apps International would exchange all of the issued and outstanding shares of GLINK for 91,082,073 shares of SPBV (the “SPBV Shares”), which number of SPBV Shares assumes the effectuation of a 500-for-1 reverse stock split. The SPBV SHARES would be restricted against resale pursuant to the provisions of Federal and state securities laws. As of the date of this registration statement the Corporate Combination Agreement has not been consummated.

Notwithstanding the foregoing, certain minority shareholders of GLINK may, for whatever reason, not tender their shares for exchange. Any shares not tendered will remain issued and outstanding as to GLINK, which will in turn become a subsidiary of SPBV. The GLINK stock to be tendered (91,082,073 shares) will represent all of the issued and outstanding stock of GLINK, (the “GLINK Shares”). To the extent any holders of GLINK shares do not tender their GLINK shares for exchange, the number of SPBV Shares to be issued shall be reduced.

On May 26, 2021 the Company changed its corporate name to Glink Arts Global Group, Inc. Then, to expedite the due diligence review process by the OTC Markets, the Company changed its name back to Sports Pouch Beverage Company Inc. on August 2, 2021. After the due diligence review process by the OTC Markets was completed, the Company changed its name back to Glink Arts Global Group, Inc., effective October 20, 2021.

Following the signing of the Corporate Combination Agreement with Glink Apps International, Inc., the company has focused its core business activities on engaging, in creating, selling, distributing, and franchising art paintings.

Revenue

The company generated $152,720 in gross revenues from sales of paintings and copyrights for the fiscal year ended December 31, 2021, as compared to no revenues for the corresponding period in 2020.

Business Plan

A. Overview of the Art Industry

Due to Covid-19, the art industry has gone through a challenging period where its market shrank by 22% in 2020 – a decrease from $64.4 billion in sales in 2019 to $50.1 billion last year (Clare McAndrew’s “The Art Market 2021” report). However, the pandemic also forced and transformed much of the art world to shift its approach toward online and digital mediums, thereby creating new and unexpected demands, opportunities as well as new obstacles in an uncharted territory.

Despite the challenges stemmed from the pandemic crisis, the art world will continue to make strides in term of sales volume as art itself shifts to reflect and adapt to the preferences, tastes, and values of the buyers and art collectors.

In 2021, it was highlighted that the significant growth in digital art sales, and the increase in the number of high-net-worth (HNW) collectors have the greatest impact in dampening the full effect of the contraction.

According to Benjamin Sutton (What Collectors Need to Know from the Art Market 2021 Report), the number of billionaires in the world rose by 7% in 2020. Among the HNW collectors, two thirds of the respondents said that the pandemic had increased their interest in art collecting while millennials in the report being the biggest spenders.

Meanwhile, the strength of the market in Asia saw a steep change in 2020 with a steady influx of new, younger buyers and a radically expanded buyer base.

B. Overview of the Company

All paintings, including digital paintings, are sold under the exclusive Trademark and Pen Name of our company’s founder, David Chinh Truong. As an artist himself, Mr. David Truong has won five international fine arts awards, and he has been the only person to receive this prestigious award for five consecutive years.

Currently, our company has three main categories of customers: Agent Customers, VIP Customers, and Retail Customers. The highest concentration of output is still with Agent Customers who accounted for 60% of the sales revenue.

In 2022 and upcoming years, our company will focus our efforts and expand our market share in Vietnam due to its strong economic development, geographical advantages, and growing desire to own and collect high-valued paintings and artworks of artist David Truong within the Vietnamese community, especially among the younger population.

Our company also plans to partner with real estate developers in all sectors including residential buildings, high-density apartments, high rises, hotels, resorts, and restaurants. Our company plans to provide large-scale pictures as decorative packages to these partners.

As the same time, we will continue to apply and operate with the same business model to our USA market.

C. Operational Plan

Our company will execute a multipronged approach as follows:

●	Expand online sales
●	Focus on wholesale channels
●	Increase market share
●	Effect resource allocation
●	Promote trademark reputation

Our company currently operates galleries, offices, and warehouses in Vietnam and in the USA.

D. Competition

Although we are a relatively new participant among the firms which engage in the acquisition and sales of commercial art, there is little direct competition from our competitors. This is due to our unique paintings from the artist himself in which these paintings are created and sold exclusively under the company’s trademark.

Our company also employs our own innovative methods of operating and managing our business, including a system to connect customers, service providers, partners and investors through the use of unique and advanced technology-based applications. This will set us apart and give us an edge over our competitors.

E. Personnel:

a) Management

●	Mr. Chinh (David) Trong Truong: President, CEO, CFO

●	Mr. Steve Truong: Vice President/Secretary/Director

b) Sales

The company has a strong workforce of independent sales contract staff.

c) Support

The company is supported by the Board of Directors, Legal Counsel, Certified Public Accountant, Auditor, Investment Advisor and other professional and administrative staff.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We own the registered Logo and name “Glink”, and are planning to register additional names and trademarks in the near future.

Factors Effecting Future Performance

A. RISKS RELATED TO THE ART BUSINESS AND OTHER START-UPS

THE ART INDUSTRY IS UNREGULATED, NON-STANDARDIZED, AND THE PRICING IS OPAGUE

In the past, art was purchased primarily for personal enjoyment. However, things have changed today, the predominant factor that drives sales of artwork is its investment value and its forecasted value in the future.

Due to the lack of regulation, non-standardization, opaqueness in pricing, the problem of fakes, or issues of art authentication, art is susceptible to manipulation, which provides opportunities for fraud, and destabilizes growth in the industry.

COVID-19’s IMPACT ON GALLERIES, FAIRS AND AUCTION HOUSES

The Art industry is generally operated and dependent on in-person interactions. However, Covid-19 has changed the landscape and caused the shutdown of public places. Galleries, fairs and auction houses have been some of the hardest-hit in the economy. The value of sales in the industry fell sharply, which also impacted individuals such as contractors, artists, and other support staff. A recent Art Dealers Association of America report showed that as many as 74 percent of the individuals are no longer employed due to pandemic.

A VOLATILE AND UNPREDICTABLE INDUSTRY

Recession: The Art industry tends to be more vulnerable during economic downturn than in some other industries. During recession, people throughout the economy will try to conserve cash and prioritize their spending. The demand for art and sales of art can drop significantly as people either withhold, or reduce the amount they spend on art.

Supply chain: Bottlenecks or delays can hinder art from moving freely, quickly and in a well-controlled environment across the globe. This is challenging for art dealers, collectors, auction houses, museums, and galleries who rely on very controlled and risk managed methods of transportation of high value artwork. Some of the issues involving transportation, such as climatic changes, can cause damage to temperature sensitive artwork.

Taste in paintings and arts: Consumer preferences in art and paintings can change rapidly. Interest can shift from contemporary, to impressionist, to landscape and to portrait. These are some of the issues which can make the art business even more unstable.

Advancement in technology: Technology is forcing artists to change how art is made, displayed, and sold. Artificial intelligence typically generates art which is distorted or effects weird imagery. Technology ranges from mini robots that draw colorful lines following clear instructions to self-sufficient robot artists that can imitate humans in creating art. Technology also changes the way art is displayed such as by virtual museum tours and live streaming. These applications create new obstacles and legality rights, which can cause uncertainty for the business and industry in general.

ITEM 1A: RISK FACTORS

A. RISKS RELATED TO OUR COMPANY

ALTHOUGH WE HAVE NOT INCURRED SIGNIFICANT LOSSES, WE MAY SUFFER LOSSES IN THE FUTURE

The company generated $152,720 in gross revenues from sales of paintings and copyrights for the fiscal year ended December 31, 2021, as compared to no revenues for the corresponding period in 2020.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROLS OUR ACTIVITIES, HE MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO HIM AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our principal shareholder, Chinh Trong Truong, has voting authority for approximately 72.59% by virtue of his ownership of 489,400,000 of Common Stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that shareholders might be view unfavorably.

WE MAY DEPEND UPON OUTSIDE ADVISORS; WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board, without any input from stockholders, will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

WE ARE NOT A REPORTING COMPANY AT THIS TIME, BUT WILL BECOME ONE DUE TO THE FILING OF THIS FORM 10-12G

Upon the successful filing of this Form 10-12G, we will be subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section 12(g). There can be no assurance that we shall be able to file this Form 10–12G successfully or that we shall become a reporting company.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting, and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations.

B. RISKS RELATED TO OUR SECURITIES

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are currently traded on the OTC Markets Group with a designation of “Pink – Limited Information.” Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks.” Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly-traded on the OTC “Pink – Limited Information” marketplace, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on securities price.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

We cannot give you any assurance that a broader or more active public trading market for our shares of common stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

OTC MARKETS CURRENTLY DISPLAYS “PINK – LIMITED INFORMATION” STATUS

OTC Markets Group has confirmed that this company has limited disclosure or financial information publicly meets a minimum requirement for public quoting under Rule 15c2-11. The Pink Limited Information tier may include companies that are delinquent in their filing obligations with the SEC, a foreign exchange or regulator, or under the Pink Disclosure Guidelines, as well as non-U.S. companies listed on a foreign exchange that does not require English disclosure and do not certify their compliance with SEC Rule 12g3-2(b).

OTC Markets Group has discontinued the public display of quotes for this security because it has been labeled Caveat Emptor (Buyer Beware). OTC Markets Group designates certain securities as “Caveat Emptor” and places a skull and crossbones icon next to the stock symbol when there may be reason for investors to exercise additional caution and perform thorough due diligence before making an investment decision in that security.

By filing this Form 10, the Company intends to become a fully-reporting entity with the Securities and Exchange Commission and ultimately upgrade to the OTCQB Venture Market.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officer and director are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of Shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of one year. A sale under Rule 144 or under any other exemption from the Act, may have a depressive effect upon the price of the common stock in any market that may develop.

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

Our shares are currently traded on the OTC Markets and may be subject to price volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current Shareholders.

IF THE REGISTRATION OF OUR COMMON STOCK IS REVOKED IN THE FUTURE, OUR BUSINESS OPPORTUNITIES MAY DIMINISH

In the event our securities registration was to be revoked, we would not have the same ability to raise money through the issuance of shares and could suffer harm in operating our primary business.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

ITEM 2: FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the audited historical information contained herein, this report specifies forward-looking statements of management of the Company within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934 (“forward-looking statements”) including, without limitation, forward-looking statements regarding the Company’s expectations, beliefs, intentions and future strategies. Forward-looking statements are statements that estimate the happening of future events and are not based on historical facts. Forward- looking statements may be identified by the use of forward-looking terminology, such as “could”, “may”, “will”, “expect”, “shall”, “estimate”, “anticipate”, “probable”, “possible”, “should”, “continue”, “intend” or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in this report have been compiled by management of the Company on the basis of assumptions made by management and considered by management to be reasonable. Future operating results of the Company, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in this report represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In addition, those forward-looking statements have been compiled as of the date of this report and should be evaluated with consideration of any changes occurring after the date of this report. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in this report are accurate and the Company assumes no obligation to update any such forward-looking statements.

The following information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Form 10.

PLAN OF OPERATION

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2021 AND DECEMBER 31, 2020

Revenues:

The company generated $152,720 in gross revenues from sales of paintings and copyrights for the fiscal year ended December 31, 2021, as compared to no revenues for the corresponding period in 2020.

Gross Profit:

Costs of goods sold and gross profit for the fiscal year ended December 31, 2021 were $94,716 and $58,003, respectively. There were no costs of goods sold or gross profit for the fiscal year ended December 31, 2020.

Operating Expenses:

The company incurred $119,480 in operating expenses during the fiscal year ended December 31, 2021 as compared to no operating expenses during the corresponding period in 2020.

Income (loss) from operations:

The company had an income from operations in the amount of $33,240 for the fiscal year ended December 31, 2021 as compared to neither income nor loss from operations during the corresponding period in 2020.

Other income (expense):

The company had other expense of $2,162 from accrued dividends on Class A Preferred Stock for the fiscal year ended December 31, 2021 and $1,440 for the fiscal year ended December 31, 2020.

Net income (loss):

The company had a net income of $31,078 for the fiscal year ended December 31, 2021 compared to a net loss of $1,440 for the corresponding fiscal year ended December 31, 2020. The net income per share based on the basic and diluted weighted average number of common shares outstanding for the fiscal year ended December 31, 2021 was $0.00 the net loss per share based on the basic and diluted weighted average number of common shares outstanding for the fiscal year ended December 31, 2020 was ($0.00).

CASH FLOWS

Cash and cash equivalents as of December 31, 2021 was $131,524 as compared to zero cash and cash equivalents as of December 31, 2020.

Net cash provided by our operating activities for the fiscal year ended December 31, 2021 was $34,060 as compared to no cash provided by or used in operating activities in the same fiscal period ended December 31, 2020.

There was no cash provided by or used in investing activities either during the fiscal year ended December 31, 2021 or during the same period ended December 31, 2020.

Net cash provided by financing activities was $97,464 for the fiscal year ended December 31, 2021 as compared to no cash provided by or used in operating activities in the same fiscal period ended December 31, 2020.

HISTORICAL FINANCING ARRANGEMENT

SHORT TERM NOTES PAYABLE

In the course of its business, the Company has obtained short-term loans from officers of the company. These loans are typically interest-free and are payable upon demand.

COMPANY’S PLAN OF OPERATION FOR THE FOLLOWING 12 MONTHS

In the next twelve months the Company is dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan.

FINANCIAL PLANS

MATERIAL CASH REQUIREMENTS: We must raise substantial amounts of capital to fulfill our business plan. We intend to use equity, debt and project financing to meet our capital needs for acquisitions and investments.

Management has taken action and formulated plans to meet the Company’s operating needs through December 31, 2022 and beyond. The working capital cash requirements for the next 12 months are expected to be generated from operations, sale of company’s stock and additional financing. The Company plans to generate revenues from engaging in creating, selling, distributing, and franchising art paintings.

AVAILABLE FUTURE FINANCING ARRANGEMENTS: The Company may use various sources of funds, including short-term loans, long-term debt, equity capital, and project financing as may be necessary. The Company believes it will be able to secure the required capital to implement its business plan.

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 2 to our Financial Statements on page F-6. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements. However, it should be noted that we intend to acquire a new operating business. The critical accounting policies and estimates for such new operations will, in all likelihood, be significantly different from our current policies and estimates.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As December 31, 2021, we have no off-balance sheet arrangements.

Accounting for Acquisitions

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under both methods, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, we evaluate the existence of goodwill or a gain from a bargain purchase. We capitalize acquisition-related costs and fees associated with asset acquisitions and immediately expense acquisition-related costs and fees associated with business combinations.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification No. 606, “Revenue Recognition” (“ASC-606”). ASC-606 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recorded. We will defer any revenue for which the product or servicers has not been delivered or provided, or is subject to refund, until such time that we and the customer jointly determine that the product has been delivered or that no refund will be required.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. We have incurred net operating loss for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the period ended December 31, 2021.

Distinguishing Liabilities from Equity

We rely on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. We first determine whether a financial instrument should be classified as a liability. We will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that we must or may settle by issuing a variable number of its equity shares.

Once we determine that a financial instrument should not be classified as a liability, we determine whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). We will determine temporary equity classification if the redemption of the financial instrument is outside the control of our Company (i.e. at the option of the holder). Otherwise, we account for the financial instrument as permanent equity.

Initial Measurement

We record our financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial instruments classified as liabilities

We record the fair value of our financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of our financial instruments classified as liabilities are recorded as other expense/income.

Share-based Compensation

In accordance with ASC 718, Compensation – Stock Based Compensation, and ASC 505, Equity Based Payments to Non-Employees, we account for share-based payment using the fair value method. Common shares issued to third parties for non-cash consideration are valued based on the fair market value of the services provided or the fair market value of the common stock on the measurement date, whichever is readily determinable.

Recently Issued Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairments”. The amendments in this update simplify the measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under this guidance, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, however, the loss should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for public companies for the reporting periods beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. Although we cannot anticipate future goodwill impairment, based on the most recent assessment, it is unlikely that an impairment amount would need to be calculated and, therefore, does not anticipate a material impact on our financial statements. The current accounting policies and procedures are not anticipated to change, except for the elimination of the Step 2 analysis.

In May 2017, the FASB issued ASU No 2017-09 “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting”. ASU 2017-09 provides clarity and reduces both (i) diversity in practice and (ii) cost and complexity when applying the guidance in Topic 718, Compensation-Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all three of the following are met: (1) The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification. (2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified. (3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. Note that the current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-09. ASU 2017-09 is effective for all annual periods, Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer, who is our principal executive officer and our principal financial and accounting officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15I and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not sufficient as of the period ended December 31, 2021.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements are reasonable. There are inherent limitations in the effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of the period ended December 31, 2021.

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2021.

We expect to be materially dependent on a third party that can provide us with accounting consulting services for the foreseeable future. Until such time as we have a chief financial officer with the requisite expertise in U.S. GAAP, there are no assurances that the material weakness and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form 10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting during the period ended December 31, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 3: PROPERTIES

We currently share office space at 9358 Valley Blvd. in Rosemead CA with Glink Apps International, Inc. on a month-to-month basis at the rate of $550 per month.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2021 the number and percentage of the outstanding shares of Common Stock, which according to the information available to us, were beneficially owned by each director, officer or holder of more than 5% of the Company’s Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. For purposes of this disclosure, beneficial ownership of Company shares has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, which provides that a beneficial owner includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security, or who can obtain beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding Shareholder securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

COMPANY INSIDERS AND AFFILIATES

Name of Officer/Director or Control Person	Affiliation with Company	Residential Address	Number of Shares owned	Share Type or Class	Ownership Percentage of Class Outstanding	Note
Chinh Trong Truong	Chairman, President, CEO/CFO	Rosemead, California	489,400,000	Common	72.59
Steve Truong	Director, Secretary	Rosemead, California	None
Kathryn J. Price	Shareholder	Salt Lake City, Utah	125,000,000	Common	18.54

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names, ages, and positions for each of our directors and officers as December 31, 2021:

Name	Age	Position
Chinh Trong Truong	51	Chairman, President and CEO, CFO
Steve Truong	61	Secretary / Vice President / Director

Mr. Chinh (David) Trong Truong

President/CEO/CFO. Mr. David Truong has over 20 years of intensive painting and artistic research, over 40 years in the music industry, and over 18 years as an entrepreneur. As an artist, Mr. David Truong has won 5 international fine arts awards; in which he has been the only person to receive this prestigious award for 5 consecutive years. He is one of 60 famous painters voted by the International Art Association and the recipient of the best American prize.

As a musician, Mr. David Truong garnered first prize in the music of the monochord at the age of eighteen. He has performed his own compositions for audiences in over 50 countries worldwide. He is currently a Music Pastor specializing in Christian music. He has also been recognized for having written many well-loved romantic songs. Mr. David Truong is the founder of the “Glink” brand name which includes: Glink Arts, Glink Shop, Glink Media, Glink News, Glink Tube, Glink Education, Glink Film Star, Glink Coffee, Glink Water and Glink Amazing Church.

Mr. David Truong actively involves and supports several charitable programs in Vietnam and the USA. He is also an active sponsor of several Christian ministries such as the Hometown Humanitarian Center and the Pastors’ Children Scholarships Fund.

He is a devoted missionary with the focus on glorifying and expanding the Kingdom of God. His motto is “SUCCESS BECAUSE YOU OBEY & TRUST IN GOD”.

Mr. Steve Truong

Vice President/Secretary/Director. Mr. Truong brings to the company a wealth of comprehensive knowledge in the areas of operation, finance, general management, strategic research and analysis, policy development and investigation. He holds a Bachelor of Economics from the University of Waterloo, a Bachelor of Business Administration from Simon Fraser University, a Master of Business Administration from Taft University, and is currently pursuing a Doctor of Business Administration from California Southern University.

Mr. Truong has work experience in both private and public sectors. He has held various senior positions during his career. Previously, as a Naval Officer with the Royal Canadian Navy, he coordinated, liaised, and provided logistical support to operational and administrative military units at a national and international level, including the Canadian Armed Forces’ United Nations (UN) taskings.

His current role involves in the negotiating and arranging debt financing and equity investment, between international lenders and investment institutions and for clients seeking funding for projects. He is active in assisting in Mergers and Acquisition activities, as well as assisting private companies get listed in the US Stock Exchange. He holds a Series 65 license – Uniform Investment Advisers from the North American Securities Administrators Associations.

CONFLICTS OF INTEREST - GENERAL

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

COMMITTEES OF THE BOARD OF DIRECTORS

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

ITEM 6: EXECUTIVE COMPENSATION

As of the date of this filing, there has been no executive compensation (including salary, bonus, stock awards, options awards, non-qualified deferred compensation, and all other compensations) during the fiscal year periods from January 01, 2020 through December 31, 2021.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our largest shareholder owns 72.59 % of the company and therefore controls any shareholder vote. This may allow for a selection of directors and management which favors this shareholder and may place all other shareholders at a disadvantage.

Stock Options

The Company has no stock option or similar plan at this time.

ITEM 8: LEGAL PROCEEDINGS

None of our officers, directors or holders of five percent or more of our common stock is party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND GLINK ARTS GLOBAL GROUP, INC. (aka SPORTS POUCH BEVERAGE COMPANY, INC.) RELATED MATTERS

Market Price and Stockholder Matters

The OTC Markets Group has opined that the company has limited disclosure or financial information publicly available, but meets a minimum requirement for public quoting under Rule 15c2-11. The Company’s common stock is traded on the OTC Markets Pink tier under the ticker symbol “SPVB”. There is only a limited, sporadic, and volatile market for our stock in this market. We have filed for inclusion on the Full Reporting system of OTC Markets. The following sets forth the high and low prices of the Company’s Common Stock in the US for the most recent month, two most recent quarters and each quarter during the preceding two fiscal years.

The prices for the Company’s common stock quoted by brokers are not necessarily a reliable indication of the value of the Company’s common stock.

Per Share Common Stock Prices for the Month	High	Low
Ended July 31, 2022	0.0125	0.0125

Per Share Common Stock Prices for the Quarters	High	Low
Quarter Ended June 30, 2022	0.0140	0.0025
Quarter Ended March 31, 2022	0.0140	0.0025

Per Share Common Stock Prices by Quarter

For the Fiscal Year Ended December 31, 2021

	High	Low

Quarter Ended December 31, 2021	0.0130	0.0007
Quarter Ended September 30, 2021	0.0130	0.0020
Quarter Ended June 30, 2021 **	7.2500	0.5500
Quarter Ended March 31, 2021 **	9.0000	0.2000

Per Share Common Stock Prices by Quarter

For the Fiscal Year Ended December 31, 2020

	High	Low
Quarter Ended December 31, 2020 **	0.5000	0.1000
Quarter Ended September 30, 2020 **	0.9000	0.3000
Quarter Ended June 30, 2020 **	10.000	0.0500
Quarter Ended March 31, 2020 **	0.3250	0.1500

Note: **: Pre 1:500 split

Last Reported Price

Our common stock last quoted at a price of $0.0125 on August 15, 2022, or $0.0125 per share.

Record Holders

There were 418 holders of record as of August 15, 2022. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock

Penny Stock Regulation Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

During the fiscal year periods from January 01, 2020 through December 31, 2021, the Company did not issue any shares of its Series A Convertible Preferred Stock or any shares of its Common Stock.

ITEM 11: DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Common Stock

Our Articles of Incorporation authorize the issuance of up to 975,000,000 shares of our Common Stock, $0.001 par value per share (the “Common Stock”). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. The holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

Description of Preferred Stock

Our Articles of Incorporation authorize our Board of Directors issue one or more classes or series of Preferred Stock. Prior to the issuance off shares of each class or series, our Board of Directors is required by Nevada law and by our Articles of Incorporation to determine the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our Board of Directors could authorize the issuance of shares of preferred stock that have priority over shares of our Common Stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our Company that might involve a premium price for holders of our Common Stock or that our Common Stockholders otherwise believe to be in their best interests. The Articles currently authorize the issuance of up to 25,000,000 shares of preferred stock, par value $0.001. The Series A Preferred shares have the following “attributes”:

— They are entitled to a dividend of 6% per annum, cumulating
— They are assessed at $2.00 per share for valuation purposes
— They have a priority on all distributions up to the original value, plus accumulated dividends
— They are entitled to vote based upon a conversion formula of 70% of the 10-day trading average

Example: as of July 20, 2022, the conversion rate for the currently issued and outstanding 12,000 shares would be $24,000 (valuation) divided by $0.0125 (10-day trading average) X 0.70 (conversion discount) or 24,000/(.0125X0.70) = 2,742,857 votes

There are 12,000 shares of the Series A Convertible Preferred Stock outstanding. These shares are owned by Daniel Pritikin, Rancho Mirage, CA.

Transfer Agent

Pacific Stock Transfer Company

6725 Via Austi Pkwy., Suite 300

Las Vegas, NV 89119

(800) 785-7782

info@pacificstocktransfer.com

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution. According to our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under Nevada General Corporation Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the financial year ended December 31, 2020 and December 31, 2021 appear at the end of this registration statement on pages F-1 though F-9.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

(a)	Audited financial statements for the fiscal year periods from January 01, 2020 through December 31, 2021.
(b)	Exhibits

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Description
1.1	Preferred Stock - Shareholders List as of 08/10/2022 - Sports Pouch Beverage Company, Inc.	*
1.2	Common Stock - Shareholders List as of 08/10/2022 - Sports Pouch Beverage Company, Inc.	*
3.1	Articles of Incorporation: Filed September15, 2004	*
3.2	Bylaws, as adopted March 19, 2021	*
3.3	Plan and Articles of Merger: Dated September 21, 2004	*
3.4	Articles of Merger: Filed September 29, 2004	*
3.5	Certificate of Correction to Merger Surviving Entity: Filed on May 5, 2005	*
3.6	Certificate of Reinstatement: Filed March 26, 2021	*
3.7	Certificate of Amendment Name Change from Sports Pouch Beverage Company, Inc. to GLINK Arts Global Group, Inc.: Filed May 26, 2021	*
3.8	Certificate of Amendment Name Change from GLINK Arts Global Group, Inc. to Sports Pouch Beverage Company, Inc.: Filed August 2, 2021	*
3.9	Certificate of Amendment Name Change from Sports Pouch Beverage Company, Inc. to GLINK Arts Global Group, Inc.: Filed on October 20, 2021	*
4.1	Designation of Preferred Shares	*
10.1	Corporate Combination Agreement between Sports Pouch Beverage Company and Glink Apps International, Inc.	*
14.1	Code of Ethics	*
31.1	Certification of Principal Executive Officer pursuant to Rule 13a-14(g)	*
31.2	Certification of Principal Financial Officer pursuant to Rule 13a-14(g)	*
32.1	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 096 of the Sarbanes-Oxley Act of 2002	*
32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 096 of the Sarbanes-Oxley Act of 2002	*

*	Filed herewith

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused the Registration Statement on this Form 10 to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 16, 2022	By:	/s/ Chinh Trong Truong
Chinh Trong Truong President, Director, and Treasurer (principal executive, accounting and financial officer)

FINANCIAL STATEMENTS

CONTENTS

GLINK ARTS GLOBAL GROUP INC.

(f/k/a SPORTS POUCH BEVERAGE COMPANY, INC.)

BALANCE SHEETS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(AUDITED)

	December 31,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$131,524	$-
Total current assets	$131,524	$-

Total Assets	$131,524	$-
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	4,496	3,676
Accrued expenses	23,614	21,452
Loan from officers	92,484	80,020
Total current liabilities	$120,594	$105,148
Stockholders’ equity (deficit):
Preferred stock, $.001 par value, 25,000,000 shares authorized, 12,000 issued and outstanding.	12	12
Paid-in capital - Class A Preferred Stock	23,988	23,988
Common stock, $.001 par value; 975,000,000 shares authorized; 674,124,007 issued and outstanding
as of December 31, 2021 and December 31, 2020	674,124	674,124
Paid-in capital - Common Stock	1,483,553	1,483,553
Stock to be issued	85,000	-
Total capital	2,266,677	2,181,677
Accumulated deficit	(2,255,746)	(2,286,824)
Total stockholders’ equity (deficit)	$10,930	$(105,148)

Total liabilities and stockholders’ equity (deficit)	$131,524	$(0)

The accompanying notes form an integral part of these audited financial statements

F-1

GLINK ARTS GLOBAL GROUP, INC.

(f/k/a SPORTS POUCH BEVERAGE COMPANY, INC.)

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

AUDITED

	2021	2020
Net revenues
Revenues	$152,720	$-
Cost of Revenues	94,716	-
Gross Profit	58,003	-
Operating expenses:
General and administrative	24,763	-
Total operating expenses	$24,763	$-

Income (loss) from operations	$33,240	$-

Other income and expenses

Other income (expense)	(2,162)	(1,440)
Net other income (expenses)	$(2,162)	$(1,440)

Net income (loss)	$31,078	$(1,440)

Net income (loss) per share:
Basic	$0.00	$(0.00)
Diluted	$0.00	$(0.00)

Weighted average number of shares outstanding:
Basic	674,124,007	699,124,007
Diluted	674,124,007	674,124,007

The accompanying notes form an integral part of these audited financial statements

F-2

GLINK ARTS GLOBAL GROUP, INC.

(f/k/a SPORTS POUCH BEVERAGE COMPANY, INC.)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

AUDITED

	December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss) from operations	$31,078	$(1,440)
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	820	-
Increase (decrease) in Preferred Stock dividends	2,162	1,440
Net cash provided by (used in) operating activities	$34,060	$-

Cash flows from investing activities:
Net cash provided by (used in) investing activities	-	-

Cash flows from financing activities:
Loans from Officer	12,464	-
Common Stock to be issued	85,000	-
Net cash provided by (used in) financing activities	97,464	-

Net decrease in cash and cash equivalents	131,524	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$131,524	$-

The accompanying notes form an integral part of these audited financial statements

F-3

GLINK ARTS GLOBAL GROUP INC.

(f/k/a SPORTS POUCH BEVERAGE COMPANY, INC.)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(Audited)

			Additional			Additional	Common		Total
	Common Stock		Paid-in	Preferred Stock		Paid-in	Stock	Accumulated	Stockholders'
	Shares	Par Value	Capital	Shares	Par Value	Capital	to be issued	(Deficit)	Equity (Deficit)
Balance at December 31, 2019	674,124,007	$674,124	$1,483,553	12,000	$12	$23,988	$-	$(2,285,384)	$(103,708)

Balance at December 31, 2020	674,124,007	$674,124	$1,483,553	12,000	$12	$23,988	$-	$(2,286,824)	$(105,148)

Balance at December 31, 2021	674,124,007	$674,124	$1,483,553	12,000	$12	$23,988	$85,000	$(2,255,746)	$10,930

The accompanying notes form an integral part of these audited consolidated financial statements

F-4

M.S. Madhava Rao
316, 1st Cross, Gururaja Layout, 7th Block, 4th Phase, BSK 3rd Stage, Bangalore 560085
Tel No: 91-8861838006 email : mankalr@yahoo.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders

Glink Arts Global Group, Inc.

9358 Valley Blvd.

Rosemead, CA 91770

Opinion on the financial statements

We audited the accompanying balance sheets of Glink Arts Global Group, Inc. (“the Company”) as of December 31, 2021 and 2020 and the related statements of operations, stockholders’ equity, and cash flows for years then ended and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations, stockholders’ equity and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of the liabilities in the normal course of business. The Company has an accumulated deficit of $2,255,746 for the year December 31, 2021. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits. we are required to obtain an understanding of internal control over financial reporting not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit below, providing separate opinions on the critical audit matters or the accounts or disclosures to which they relate.

Related party transactions.

As discussed in Note 4 to the financial statement, the Company has borrowed from related parties an amount $12,463 as of the date of December 31, 2021. The Company agreed to issue Company stock in lieu of $85,000 for Art Work performed. The procedure performed to address the matter included: obtaining confirmation from related party.

We have served as the Company’s auditor since 2022.

M. S. Madhava Rao, Chartered Accountant
Bangalore, India
August 12, 2022

F-5

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Glink Arts Global Group, Inc. (f/k/a Sports Pouch Beverage Company, Inc.), a Nevada corporation, (“Glink Arts”, “we”, “us”, “our”, or “Company”) was originally established as Construction Products International, Inc. on September 15, 2004. On September 25, 2004 the company merged with Sports Pouch Beverage Company, Inc., a California Corporation , and changed its name to Sports Pouch Beverage Company on May 03, 2005. On March 19, 2021 the company entered into a Corporate Combination Agreement with Glink Apps International, Inc., a Wyoming corporation. The company has changed its corporate name to Glink Arts Global Group, Inc. in anticipation of the potential consummation of the corporate combination. As of December 31, 2021, the Corporate Combination Agreement was not yet closed and the Company did not have any subsidiaries.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of Glink Arts Global Group, Inc. (f/k/a Sports Pouch Beverage Company, Inc.) from January 1, 2020 through December 31, 2021.

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net revenues and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates. The Company’s most significant estimates relate to the valuation of its contingent liabilities and the valuation of its common stock.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

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As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal as our “major” tax jurisdictions. However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

Basic and Diluted Gain (Loss) Per Share

Basic gain (loss) per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

Stock-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. We account for stock option and warrant grants issued and vesting to employees based on Financial Accounting Standards Board (FASB) ASC Topic 718, “Compensation-Stock Compensation”, whereas the award is measured at its fair value at the date of grant and is amortized ratably over the service period. We account for stock option and warrant grants issued and vesting to non-employees in accordance with ASC Topic 505, “Equity”, whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of accounts payable and accrued expenses. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company adopted ASC Topic 820, Fair Value Measurements (“ASC Topic 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

●	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets; liabilities in active markets;

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active;

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement

F-7

Recent Accounting Pronouncements

In March 2016, the FASB issued ASU 2016-09, “Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

In January 2016, the FASB issued ASU 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

In September 2015, the FASB issued ASU 2015-16, “Simplifying the Accounting for Measurement -Period Adjustments.” Changes to accounting for measurement-period adjustments relate to business combinations. Currently, an acquiring entity is required to retrospectively adjust the balance sheet amounts of the acquiree recognized at the acquisition date with a corresponding adjustment to goodwill as a result of changes made to the balance sheet amounts of the acquiree. The measurement period is the period after the acquisition date during which the acquirer may adjust the balance sheet amounts recognized for a business combination (generally up to one year from the date of acquisition). The changes eliminate the requirement to make such retrospective adjustments, and, instead require the acquiring entity to record these adjustments in the reporting period they are determined. The new standard is effective for both public and private companies for periods beginning after December 15, 2015. The Company is currently evaluating the impact of adopting this guidance.

NOTE 3 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. For the fiscal year ended December 31, 2021, the Company generated $152,720 in revenues and a net profit of $31,078. As of December 31, 2021, the Company had cash and cash equivalent of $131,524 and accumulated losses of $2,255,746, which raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has formulated a plan in place to address this concern and considers that the Company will be able to obtain additional funds by equity financing and/or related party advances; however, there is no assurance of additional funding being available or on terms acceptable to the Company.

F-8

NOTE 4 - RELATED PARTY TRANSACTIONS

As of December 31, 2021, the Chairman and President of the Company has paid various expenses totaling $12,464 on behalf of the Company and has agreed to have the Company issue Common Stock in lieu of $85,000 for art works he has produced for the benefits of the Company.

NOTE 5 - EQUITY

The total number of shares of stock which the corporation shall have authority to issue is 1,000,000,000 shares, all with a par value of $.001 per share, of which 975,000,000 shares are designated as Common Stock and 25,000,000 shares are designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series. The Company has 674,124,007 shares of Common Stock and 12,000 shares of Series A Convertible Preferred Stock outstanding. The Series A Preferred shares have the following “attributes”: They are entitled to a dividend of 6% per annum, cumulating; they are assessed at $2.00 per share for valuation purposes; they have a priority on all distributions up to the original value, plus accumulated dividends; and they are entitled to vote based upon a conversion formula of 70% of the 10-day trading average. The number of shares of Common Stock outstanding could increase slightly as a result of the conversion of the Series A Convertible Preferred Shares.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when financial statements were issued to determine if they must be reported. The management of the Company determined that there were no reportable subsequent events to be disclosed.

F-9